Exhibit (e)(2)

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

INVESTMENT MANAGERS SERIES TRUST II

This Authorized Participant Agreement (the “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and _________________ (the “Authorized Participant” or the “AP”) (National Securities Clearing Corporation (“NSCC”) Number _____), and is subject to acceptance by Brown Brothers Harriman & Co. (the “Transfer Agent”). The Transfer Agent serves as the transfer agent for the Investment Managers Series Trust II (the “Trust”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, all without par value (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and, collectively, the “Funds”) named on Annex I to this Agreement.

As specified in each Fund’s Prospectus and Statement of Additional Information (“SAI”) (collectively, the “Prospectus”) included as part of its registration statement, as amended, on Form N-1A (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit”. All references to “cash” shall refer to US Dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Trust and the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Cash Component”), or an all cash payment (as described in AP Handbook hereto), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Component constitute the “Creation Deposit”, which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Trust. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process”, or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (“DTC Process”). The procedures for processing an order to purchase Shares (each, a “Purchase Order”) and an order to redeem Shares (each, a “Redemption Order”) are described in the Trust’s Prospectus and in AP Handbook to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and AP Handbook hereto, as each may be amended by the Trust from time to time. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and AP Handbook hereto (“Execution of Orders”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor, the Trust and the Transfer Agent of such change.

(b) The Authorized Participant hereby represents and warrants that, unless the following paragraph is applicable to it, (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States (“US”) and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees to (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder and (iii) conduct its business in accordance with FINRA Conduct Rules.

(d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 as well as the executive orders and regulations promulgated by the Office of Foreign Asset Control.

(e) The Authorized Participant understands and acknowledges that: (i) the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point; (ii) some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act; and (iii) dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f) The Authorized Participant represents that it has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Custodian, the Subcustodian (in the case of funds with foreign securities “International Funds”) and the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first Order with the Transfer Agent (whether it is a Purchase Order or a Redemption Order).

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in AP Handbook hereto. Each party hereto agrees to comply with the provisions of such documents to the extent such documents are applicable. It is contemplated that the telephone lines used by the Transfer Agent and the Distributor will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent and the Distributor, as the case may be. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the cash collateral settlement procedures that are referenced in AP Handbook hereto.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Trust and the Distributor on behalf of the Trust reserve the right to reject any Purchase Order until the trade is released as “good” as described in AP Handbook hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Authorized Participant will receive the return of any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent in all material respects with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then-current Prospectus or summary prospectus, if applicable and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus or summary prospectus at such time and in such numbers as the Authorized Participant may reasonably request so as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus and/or summary prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus or summary prospectus by e-mail at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter. The Authorized Participant represents, warrants and agrees that it shall deliver the then-current Prospectus or summary prospectus to its customers in connection with the purchase of Shares in accordance with 1933 Act prospectus delivery requirements. The Authorized Participant agrees, at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers.

(b) The Distributor represents that (i) the Registration Statement and the Prospectus contained therein each conforms in all material respects to the requirements of the 1933 Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares, which has occurred and is in effect for the Shares and the Trust; (iv) the Registration Statement has been declared effective by the SEC under the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the Prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of its knowledge, are being contemplated or threatened by the SEC; (v) prior to the launch of each Fund, such Fund’s Shares have been approved for listing on a U.S. national securities exchange; and (vi) all marketing and promotional materials prepared by the Trust or the Funds’ adviser, and approved by the Distributor, and provided to the Authorized Participant in connection with the offer and sale of Shares comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those that are consistent with the Trust’s then-current Prospectus or in any Marketing Materials (defined below) furnished to the Authorized Participant by the Distributor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor (“Marketing Materials”).

(d) Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Trust or the Distributor, prepare and circulate, in the regular course of its business: (i) sales commentary and research reports that include information, opinions or recommendations relating to Shares (x) for public dissemination, provided that such sales commentary and research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares, and (y) for internal use by the Authorized Participant; and (ii) research reports (as such term is defined in NYSE Communications Rule 472), institutional communications and correspondence (as such terms are defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Communications”), provided that such Authorized Participant Institutional Communications comply with applicable FINRA Rules and any successor rules thereto. Neither the Distributor, the Trust nor the Transfer Agent shall have any liability or responsibility for such research reports and Authorized Participant Institutional Communications.

(e) The Distributor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence.

5. SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused Brown Brothers Harriman & Co. acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, (i) the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (a) any agreement or arrangement entered into by the Authorized Participant in connection with a Purchase Order (including, but not limited to, any repurchase agreement or securities lending or borrowing agreement) or (b) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (ii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Authorized Participant immediately prior to any such delivery. The representation provided in this Section 6 excludes restrictions due to the status of the Trust or any Fund as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act.

The Authorized Participant represents that it is a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

7. CASH COMPONENT AND FEES.

(a) For Domestic Funds: The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

(b) For International Funds: The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via fed funds wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before Contractual Settlement Date. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

8. ROLE OF AUTHORIZED PARTICIPANT; IRREVOCABLE PROXY.

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian, in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, the Subcustodian, or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the request of the Trust or the Distributor.

(d) Irrevocable Proxy. The Authorized Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Authorized Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Authorized Participant has not rehypothecated and which the Authorized Participant is or may be entitled to vote at any meeting of shareholders of a Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Authorized Participant, its affiliates or any other person. The Authorized Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Authorized Participant or any other party in connection with any vote (or abstention thereof). The Distributor may carry out its responsibilities hereunder through an agent, nominee, attorney or such other third party as it deems necessary or appropriate, to the extent allowable pursuant to applicable law.

(e) For purposes of this Section 8, beneficially owned Shares shall not include those Shares for which the Authorized Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business. The Authorized Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares. For the avoidance of doubt, it shall be the responsibility of the Authorized Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Authorized Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this Proxy other than those arising from the gross negligence, bad faith or willful misconduct of the Distributor.

(f) The Distributor, as proxy for the Authorized Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Authorized Participant. The Distributor may terminate this irrevocable proxy (i.e., Sections 8(d) through 8(f)) after sixty (60) days written notice to the Authorized Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

9. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex II to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and Transfer Agent. The Distributor shall issue to each Authorized Participant a unique personal identification number (“PIN”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN is changed, the new PIN will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor. The Distributor agrees to promptly cancel the PIN assigned to an Authorized Person upon receipt of written notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

10. REDEMPTION.

(a) The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(b) The Authorized Participant represents, covenants and warrants that upon submission of a redemption request such redemption request complies with the terms of the then current Prospectus and the order procedures set forth in AP Handbook hereto.

11. BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the fair market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended (“IRC”), and (ii) when carrying Deposit Securities as a dealer and as inventory in connection with its market making activities, the Deposit Securities will be subject to the mark to market requirements of Section 475 of the IRC and pursuant to such Section 475 it will adjust the value of the Deposit Securities to their fair market value immediately prior to any purchase of Creation Units from a Fund.

(b) The Trust, the Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund (if the Authorized Participant does not provide the representation in Section 11(a)(ii) above) and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12. INDEMNIFICATION.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, partners, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including documented attorneys’ fees) (“Losses”) incurred by such AP Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any representation provided by the Authorized Participant herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iv) any material failure by the Authorized Participant to comply with applicable laws, including applicable rules and regulations of self-regulatory organizations (“SROs”), to the extent relating to its role as an authorized participant hereunder; (v) actions of such AP Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with AP Handbook hereto (as each may be amended from time to time) reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN used in giving such instructions and such revocation was given by the Authorized Participant and received by the Transfer Agent in accordance with the terms of Section 9 hereto, or (vi)(1) any representation by the Authorized Participant about the Shares, any AP Indemnified Party, the Trust or any Fund that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, or (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any research reports or Authorized Participant Institutional Communications described in Section 4 hereof or any omission of a material fact or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party, the Trust or any Fund.

(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Losses incurred by such Distributor Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any representation provided by the Distributor herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iv) any material failure by the Distributor to comply with applicable laws, including applicable rules and regulations of SROs, to the extent relating to its role as distributor in connection with the creation and redemption of the Creation Units; (v) actions of such Distributor Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with AP Handbook hereto (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor; (vi)(1) any representation by the Distributor about the Creation Units, any Distributor Indemnified Party, the Trust or any Fund that is not materially consistent with the Trust’s then-current Prospectus made in connection with the creation and redemption of Creation Units; and (2) any untrue statement of a material fact, alleged untrue statement of a material fact, omission of a material fact or alleged omission of a material fact contained in the Registration Statement of the Trust; or (vii) any untrue statement of a material fact, alleged untrue statement of a material fact, omission of a material fact or alleged omission of a material fact made in any Marketing Materials furnished to the Authorized Participant by the Distributor or the Trust.

(c) This Section 12 shall not apply and an indemnifying party shall not have an obligation to indemnify an indemnified party and its respective related indemnified persons to the extent that any Losses are directly caused by, incurred as a result of, or in connection with, any gross negligence, bad faith, or willful misconduct on the part of the indemnified party. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) An indemnifying party shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against an indemnified party unless the indemnified party shall have notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). However, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

13. LIMITATION OF LIABILITY.

(a) The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.

(b) In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents, affiliates or attorneys shall be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder.

(c) In no event shall the Distributor, the Transfer Agent or the Authorized Participant be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, lost actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation)), even if such parties or the Transfer Agent have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall a party to this Agreement or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation. Further, the Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 8 above.

(d) Neither the Distributor, the Transfer Agent nor the Authorized Participant shall be responsible or liable for any: (i) failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or (ii) damages arising out of mistakes or errors in data provided to the Authorized Participant, the Distributor or the Transfer Agent (as applicable) by a third party, or out of interruptions or delays of electronic means of communications with the Authorized Participant, the Distributor or the Transfer Agent (as applicable).

(e) The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall the Distributor or the Transfer Agent be liable for any Losses incurred as a result of the unauthorized use of any PIN.

The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. The Distributor agrees to use its best efforts to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

14. INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:      Investment Managers Series Trust II

235 West Galena Street

Milwaukee, Wisconsin 53212

Attention:

E-Mail Address:

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

17. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon execution by all parties hereto. A “Business Day” shall mean each day the Listing Exchange is open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other parties and may be terminated earlier by the Trust or Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment; (ii) the list of Funds set forth in Annex I may be amended upon written notification to the Authorized Participant; and (iii) any other Annex to this Agreement may be amended upon written notification to the Authorized Participant if the Authorized Participant does not object in writing to the amended Annex within five (5) days after its receipt.

18. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

19. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

23. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

24. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25. SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 12 (Indemnification), 13 (Limitation of Liability) and 18 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 25, shall survive the termination of this Agreement.

26. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

27. TRUST AS THIRD-PARTY BENEFICIARY.

The parties understand and agree that the Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:                        , 20

ALPS DISTRIBUTORS, INC.

BY:

NAME: Stephen Kyllo

TITLE: SVP & Director

ADDRESS: 1290 Broadway, Suite 1000, Denver CO  80203

EMAIL: APAgreementsmailbox@sscinc.com

[NAME OF AUTHORIZED PARTICIPANT]

DTC NUMBER: _________________

BY:

NAME:

TITLE:

ADDRESS:

TELEPHONE:

EMAIL:

ACCEPTED BY: BROWN BROTHERS HARRIMAN & CO. AS TRANSFER AGENT

BY:

NAME:

TITLE:

ADDRESS: 50 Post Office Square, Boston, MA 02110

TELEPHONE:

EMAIL:

ANNEX I

AUTHORIZED PARTICIPANT AGREEMENT

INVESTMENT MANAGERS SERIES TRUST II

Fund	Ticker Symbol	T-1	Deposit Securities (%)
Tradr 2X Short Innovation Daily ETF	SARK	_	115%
AXS Change Finance ESG ETF	CHGX	_	115%
Tradr 2X Short TSLA Daily ETF	TSLQ	_	115%
AXS Astoria Inflation Sensitive ETF	PPI	X	115%
Tradr 2X Long Innovation ETF	TARK	_	115%
Alternative Access First Priority CLO Bond ETF	AAA	_	115%
Tradr 1.5X Short NVDA Daily ETF	NVDS	_	115%
AXS Green Alpha ETF	NXTE	X	115%
AXS Esoterica NextG Economy ETF	WUGI	X	115%
AXS Real Estate Income ETF	RINC	_	115%

ANNEX II

AUTHORIZED PARTICIPANT AGREEMENT

INVESTMENT MANAGERS SERIES TRUST II

AUTHORIZED TRADERS

1.	OVERVIEW

In accordance with the Authorized Participant Agreement (the “AP Agreement”) between ALPS Distributors, Inc. (the “Distributor”) and _______________ (the “AP”) and subject to acceptance by Brown Brothers Harriman & Co. (“BBH"), as [Transfer Agent/Index Receipt Agent], this Authorized Persons Documentation Package is intended to delineate the roles and responsibilities of individual personnel at the AP who are deemed ”Authorized Traders” within the meaning of the AP Agreement.

BBH, as part of our due diligence process, will verify the identity of any person or firm instructing with respect to an Authorized Trader’s access to place ETF creation/redemption orders (e.g., set up, amendment or removal) by referring to this package, as completed by the AP. BBH will initiate a "callback" to authenticate certain instructions received, as outlined below.

To that end, BBH requires the following documentation from the AP:

a.       Completion of the attached form to identify Authorized Persons and define their role at the AP. Please see below for definitions to assist in your completion of the form.

i.	Authorized Traders

BBH defines Authorized Traders as those individuals authorized to submit facsimile, telephone or electronic Exchange Traded Fund (“ETF”) creation or redemption orders. BBH acknowledges that any ETF creation or redemption instruction received by the AP from an individual named as an Authorized Trader shall be deemed an instruction transmitted by an Authorized Participant, subject to the parameters set forth by the terms of the Authorized Participant Agreement. It is the responsibility of the Authorized Participant to notify BBH if a Trader is no longer authorized.

ii.	BBH WORLDVIEW®APEX

APs may elect to be set up with access to Authorized Participant Exchange (APEX), BBH’s web-based interface for Authorized Traders to submit ETF creation and redemption instructions electronically. APEX is accessed through BBH WorldView®. Authorized Traders can enter and cancel instruction via the online portal (where applicable before fund trading cut off). It is the responsibility of the Authorized Participant to notify BBH if a Trader is no longer authorized.

iii.	Callbacks

The following types of instructions received via telephone, fax or email will require a callback to an Authorized Trader to authenticate the instruction. Instructions requiring a callback include but are not limited to the following. BBH requires the designation of individuals to whom a call back can be placed/performed.

•	Authorized Participant Establishment and Profile Set up
•	Authorized Trader Access Additions/Amendments and Removal
•	BBH WorldView® APEX set up requests

BBH may require a callback for additional instruction types at its sole discretion.

iv.	Interested Parties

BBH defines Interested Parties as those individuals authorized to receive Affirmations and Confirmations for creation or redemption orders placed by Authorized Traders. BBH requires that at least two Interested Parties are provided to ensure that order details are delivered to more than one party. The order Affirmations and Confirmations are sent to the Authorized Trader by default, therefore, the Interested Party may not be the same as the Authorized Trader. The Interested Party may be a team distribution email address, however, BBH will assume that there are multiple group members on the distribution. It is the responsibility of the Authorized Participant to notify BBH if an Interested Party is no longer authorized.

b.	Documentation of Authority

Documentation of authority of the AP must be provided, and accompany the attached Authorized Persons Documentation and executed AP Agreement, to facilitate BBH verification of the signer's permission to execute such documents. Corporate documentation may include a Corporate certificate, Certificate of Incumbency, Board Resolution and/or other corporate documentation which demonstrates the person signing is permissioned. BBH will not accept proprietary authorized signers lists or the below forms without corporate documentation.

Please contact BBH AP Services with any questions related to this
information. T 617.772.4812 | BBH.AP.Services@bbh.com

AUTHORIZED TRADERS

Date: _______________

2.	AUTHORIZED PARTICIPANT PROFILE

Input information related to the AP Firm. Indicate the desired wire instructions for the delivery of ETF cash components.

Authorized Participant Name
BIC
Participant Account(s)
Street Address
Town/City, State, Zip Code
Wire Instructions Currency Bank ABA Bank Name Beneficiary Account Beneficiary Name Reference

3.	AUTHORIZED TRADER PROFILE

For APEX Access, indicate “Y” if the trader is authorized to submit Creations and Redemptions on APEX, BBH’s online order-taking platform.

For Callback Authority, indicate “Y” if the trader is authorized to verbally confirm additions/amendments/deletions to this Authorized Traders Package.

For Signer Authority, indicate “Y” if the trader is authorized to instruct additions/amendments/deletions and sign subsequent Authorized Traders Package updates.

Authorized Trader Name	Signature	Telephone	Email	APEX Access (Y/N)	Callback Authority (Y/N)	Signer Authority (Y/N)

4.	AUTHORIZED TRADER PROFILE (continued)

Authorized Trader Name	Signature	Telephone	Email	APEX Access (Y/N)	Callback Authority (Y/N)	Signer Authority (Y/N)

5.	INTERESTED PARTIES

For Affirmation/ Confirmation Email, indicate “Y” if the interested party is authorized to receive a copy of the Affirm and/or Confirm via email.

Interested Party Name	Email	Affirmation Email (Y/N)	Confirmation Email (Y/N)

AUTHORIZED SIGNATURE

Authorized By: _______________

Name: ______________________

Title: _______________________

Telephone #: _________________

Fax #: ______________________

Date: _______________________

AUTHORIZED TRADERS - CHANGE LOG

Date	Section Name	Change Description	Authorized Signature

ANNEX III

AUTHORIZED PARTICIPANT AGREEMENT

INVESTMENT MANAGERS SERIES TRUST II

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the Investment Managers Series Trust II should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:	___________________
Account Name:	___________________
Account Number:	___________________
Other Reference Number:	___________________

ANNEX IV

ORDER ENTRY SYSTEM/

ELECTRONIC INTERFACE TERMS AND CONDITIONS

This Annex shall govern use by the Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders (collectively, “Orders”) made available to the Authorized Participant by the Index Receipt Agent (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control, with respect to the Authorized Participant and Index Receipt Agent.

1.        (a)       The Authorized Participant shall provide to the Index Receipt Agent a document (see Schedule 3 to the Agreement) certifying the names and signatures of all Authorized Traders as required by Section 2(d) of the Agreement. The Authorized Participant shall be responsible in all respects for each Authorized Trader’s use of the System, provided Authorized Participant has not provided written notice to Index Receipt Agent that such Authorized Trader’s status has been revoked or terminated.

          (b)       It is understood and agreed that each Authorized Trader shall be designated as an authorized user of the Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Trader’s access rights with respect to the System shall be immediately revoked.

2.        The Index Receipt Agent grants to the Authorized Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Index Receipt Agent in connection with the same. The Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Authorized Participant with respect to the System. The Authorized Participant acknowledges that the Index Receipt Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Index Receipt Agent or its suppliers. The Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Index Receipt Agent’s prior written consent. The Authorized Participant may not remove any statutory copyright notice or other notice included in the System. The Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Index Receipt Agent’s request.

3.       (a)       The Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”), which is delivered or made available to the Authorized Participant regarding the System is the exclusive and confidential property of the Index Receipt Agent. The Authorized Participant shall keep the Material confidential by using the same care and discretion that the Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Authorized Participant may make such copies of the Material as is reasonably necessary for the Authorized Participant to use the System for purposes of the Agreement and shall reproduce the Index Receipt Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE INDEX RECEIPT AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           (b)       Upon termination of the Agreement for any reason, the Authorized Participant shall return to the Index Receipt Agent all copies of the Material which are in the Authorized Participant’s possession or under its control, provided, however, that Authorized Participant may make and retain a copy to comply with applicable law or its reasonable record retention policies and procedures.

4.        Except with respect to a breach of the Index Receipt Agent System by an unauthorized third party, the Authorized Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Authorized Participant, which shall not be disclosed to any third party without the prior written consent of the Index Receipt Agent. The Index Receipt Agent shall be entitled to rely on the information received by it from the Authorized Participant and the Index Receipt Agent may assume that all such information was transmitted by or on behalf of an Authorized Trader regardless of by whom it was actually transmitted, except to the extent that Authorized Participant previously notified the Index Receipt Agent that such Authorized Person’s access has been revoked or terminated or in the event of a breach of Index Receipt Agent System by an unauthorized third party.

5.       (a)       The Index Receipt Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Traders hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of the Index Receipt Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND EXCEPT TO THE EXTENT ARISING FROM THE INDEX RECEIPT AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE INDEX RECEIPT AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE INDEX RECEIPT AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF THE INDEX RECEIPT AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE INDEX RECEIPT AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

           (b)       The Authorized Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Authorized Participant will indemnify, defend and hold the Index Receipt Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Authorized Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System. The Index Receipt Agent, at its own expense, shall indemnify and hold harmless the Authorized Participant, its affiliates directors, officers, employees and agents and defend any action brought against same with respect to a claim, demand, cause of action, debt, cost or liability, including reasonable attorneys’ fees, to the extent arising from a claim that the System as used hereunder infringe or violate any patents, copyrights, trademarks, trade secrets, licenses or other property rights of any third party.

6.       The Index Receipt Agent reserves the right to revoke the Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex.

7.        The Index Receipt Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Index Receipt Agent shall not be liable for any failure to act in accordance with such Orders and the Authorized Participant may not claim that such Order was received by the Index Receipt Agent. The Index Receipt Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Index Receipt Agent in sufficient time for the Index Receipt Agent to act upon, or in accordance with such instructions or communications, provided, however, that the Index Receipt Agent shall provide notice to Authorized Participant thereof as soon as reasonably practicable thereafter.

8.        The Authorized Participant agrees that the Index Receipt Agent may deactivate any applicable encryption features at any time, without notice or liability to the Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

_______________________________, in its capacity as Authorized Participant	BROWN BROTHERS HARRIMAN & CO., in its capacity as Index Receipt Agent of the Trust

By:	By:
Name:	Name:
Title:	Title: